                                                                    Exhibit 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 22, 2005

       COLLECTIONS
                                                                                                          DOLLARS
Payments received                                                                                      52,501,300.35
       Plus / (Less) :
                  Net Servicer Advances                                                                   (93,143.44)
                  Investment Earnings on funds in the Collection Account                                  105,031.70
                                                                                                       -------------
Net Collections                                                                                        52,513,188.61
       Plus / (Less) :
                  Funds in Spread Account                                                              11,639,401.19

                                                                                                       -------------
Total Available Funds                                                                                  64,152,589.80
                                                                                                       =============

DISTRIBUTIONS

       Servicing Fee                                                                     1,210,002.00
       Trustee and Other Fees                                                                3,627.22
                                                                                         ------------

Total Fee Distribution                                                                                  1,213,629.22

       Note Interest Distribution Amount - Class A-1                               0.00
       Note Interest Distribution Amount - Class A-2                         653,549.39
       Note Interest Distribution Amount - Class A-3                         498,750.00
       Note Interest Distribution Amount - Class A-4                       1,014,062.50
                                                                          -------------
                                                                           2,166,361.89

       Note Principal Distribution Amount - Class A-1                              0.00
       Note Principal Distribution Amount - Class A-2                     35,243,303.37
       Note Principal Distribution Amount - Class A-3                              0.00
       Note Principal Distribution Amount - Class A-4                              0.00
                                                                          -------------
                                                                          35,243,303.37
Total Class A Interest and Principal Distribution                                                      37,409,665.26

       Note Interest Distribution Amount - Class B-1                         124,516.97
       Note Principal Distribution Amount - Class B-1                      1,824,656.39
                                                                          -------------

Total Class B Interest and Principal Distribution                                                       1,949,173.36

       Note Interest Distribution Amount - Class C-1                         147,136.27
       Note Principal Distribution Amount - Class C-1                      2,068,524.53
                                                                          -------------

Total Class C Interest and Principal Distribution                                                       2,215,660.80

       Note Interest Distribution Amount - Class D-1                         138,969.10
       Note Principal Distribution Amount - Class D-1                      3,648,826.88
                                                                          -------------

Total Class D Interest and Principal Distribution                                                       3,787,795.98

       Spread Account Deposit                                                                          17,576,665.18
                                                                                                       -------------

Total Distributions                                                                                    64,152,589.80
                                                                                                       =============

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 22, 2005

       PORTFOLIO DATA:
                                                                      # of loans
      Beginning Aggregate Principal Balance                               78,047                   1,161,602,140.67

          Less Principal Payments                                                 (20,240,575.44)
                  Full Prepayments                                        (2,176) (18,700,883.34)
                  Partial Prepayments                                          -               -
                  Liquidations                                              (310)  (4,606,426.27)
                                                                                  --------------
                                                                                                     (43,547,885.05)
                                                                                                   ----------------
      Ending Aggregate Principal Balance                                  75,561                   1,118,054,255.62
                                                                                                   ================

Ending Outstanding Principal Balance of Notes                                                      1,045,380,729.00
Overcollateralization Amount                                                                          72,673,526.62
Overcollateralization Level                                                                                    6.50%

OTHER RELATED INFORMATION:

Spread Account:

       Beginning Balance                                                           11,616,021.41
             Investment earnings on funds in spread account                            23,379.78
             Less: Funds included in Total Available Funds                        (11,639,401.19)
             Deposits                                                              17,576,665.18
             Reductions                                                            (6,396,122.62)
                                                                                  --------------
       Ending Balance                                                                                 11,180,542.56

       Beginning Initial Deposit                                                    22,500,000.00
             Repayments                                                             (6,396,122.62)
                                                                                 ----------------
       Ending Initial Deposit                                                                         16,103,877.38

Modified Accounts:
       Principal Balance                                                                    0.00               0.00
       Scheduled Balance                                                                    0.00               0.00

Servicer Advances:
       Beginning Unreimbursed Advances                                              1,206,906.36
       Net Advances                                                                   (93,143.44)
                                                                                  ---------------
                                                                                                       1,113,762.92

Net Charge-Off Data:
       Charge-Offs                                                                   9,835,013.84
       Recoveries                                                                   (2,209,056.28)
                                                                                  ---------------
       Net Charge-Offs                                                                                 7,625,957.56

Delinquencies ( P&I):                                                 # of loans
       30-59 Days                                                          1,399    13,759,598.50
       60-89 Days                                                            388     3,734,982.15
       90-119 Days                                                           171     1,425,340.84
       120 days and over                                                       8       120,718.72

Repossessions                                                                 88       804,287.59

Contracts Repurchased (pursuant to Sect.
3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)                       -                                  -

Cumulative Charge-Off Percentage                                                                               0.51%

WAC                                                                                                         10.7764%
WAM                                                                                                          55.882

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 22, 2005

                              Beginning                            Remaining          Total
               Original      Outstanding         Principal        Outstanding       Principal
              Principal       Principal         Distribution       Principal       and Interest
Classes        Balance         Balance             Amount           Balance        Distribution
-------        -------         -------             ------           -------        ------------
A-1         240,000,000.00               0.00            0.00               0.00            0.00

A-2         515,000,000.00     386,334,612.44   35,243,303.37     351,091,309.07   35,896,852.76

A-3         210,000,000.00     210,000,000.00            0.00     210,000,000.00      498,750.00

A-4         343,750,000.00     343,750,000.00            0.00     343,750,000.00    1,014,062.50

B-1          56,250,000.00      48,671,129.70    1,824,656.39      46,846,473.31    1,949,173.36

C-1          63,750,000.00      55,176,101.68    2,068,524.53      53,107,577.15    2,215,660.80

D-1          48,750,000.00      44,234,196.35    3,648,826.88      40,585,369.47    3,787,795.98
          ----------------   ----------------   -------------   ----------------   -------------
TOTAL     1,477,500,000.00   1,088,166,040.17   42,785,311.17   1,045,380,729.00   45,362,295.40
          ================   ================   =============   ================   =============

                     Note Monthly                  Total
                       Interest       Prior       Interest        Interest
Note      Interest   Distributable   Interest   Distributable   Distribution
Classes     Rate        Amount       Carryover     Amount          Amount
-------     ----        ------       ---------     ------          ------
A-1       1.16680%           0.00      0.00             0.00            0.00

A-2       2.03000%     653,549.39      0.00       653,549.39      653,549.39

A-3       2.85000%     498,750.00      0.00       498,750.00      498,750.00

A-4       3.54000%   1,014,062.50      0.00     1,014,062.50    1,014,062.50

B-1       3.07000%     124,516.97      0.00       124,516.97      124,516.97

C-1       3.20000%     147,136.27      0.00       147,136.27      147,136.27

D-1       3.77000%     138,969.10      0.00       138,969.10      138,969.10
          -------    ------------      ----     ------------    ------------
TOTAL                2,576,984.23      0.00     2,576,984.23    2,576,984.23
                     ============      ====     ============    ============

                        WFS FINANCIAL 2004-2 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 22, 2005

Detailed Reporting

                   See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated May 01, 2004.

                                            ------------------------------------
                                            Lori Bice
                                            Assistant Vice President
                                            Director Technical Accounting

                                            ------------------------------------
                                            Susan Tyner
                                            Vice President
                                            Assistant Controller